                                                                   EXHIBIT 10(p)

                                 PROMISSORY NOTE

$1,000,000                                                     December 11, 2000
                                                          Needham, Massachusetts

         FOR VALUE RECEIVED, CuraSpan, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with a principal place of business in Needham, Massachusetts (the "Company"), promises to pay One Million Dollars ($1,000,000) to the order of Visual Data Corporation ("Holder"), four years from the date hereof ("Maturity"), payable semi-annually in arrears in accordance with the payment schedule set forth herein, with the first payment commencing six months from the date hereof, with no interest to be paid on the principal balance.

         Principal not paid within ten (10) days of the date when due hereunder shall bear interest at the rate of thirteen (13%) percent per annum from the date due until so paid. In case this Note shall not be paid in accordance with its terms, the Company agrees to pay all costs and expenses of collection, including court costs and reasonable attorneys' fees.

         The Company may prepay at any time the whole or any part of the principal amount due hereunder without penalty. All unpaid indebtedness evidenced by this Note (and any and all other sums which may become due hereunder), if not sooner paid, shall be due and payable on Maturity.

 1. PAYMENT SCHEDULE. Each semi-annual payment shall be equal to the lesser of $125,000 or 50% of the renewal fees collected by the Company in the previous six months from the post-acute facilities with which the Holder had a contract as of the date set forth above; provided that the first and second payments to be made hereunder shall not be less than $50,000 each, the third and fourth payments to be made hereunder shall not be less than $75,000 each, and each payment thereafter shall not be less than $100,000.

 2. MANNER OF PAYMENT. All payments hereunder shall be made in lawful money of the United States of America in immediately available funds by crediting such payments to such account in the United States or by delivery to such address in the United States as the Holder may designate for payments hereunder, by notice given to the Company.

3. DEFAULT; REMEDY. Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid balance of the principal of this Note shall immediately become due and payable. For the purpose of this Note, an Event of Default shall consist of one or more of the following:

         3.1 The Company shall fail to make any payment of principal payable hereunder, and such nonpayment shall continue for fifteen (15) days after written notice of such nonpayment has been given to the Company by the Holder; or

         3.2 The Company shall make an assignment for the benefit of creditors, be dissolved, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of a receiver or any trustee for it or a substantial part of its assets, or shall commence any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall have been filed any such petition or application or any such proceeding shall have been commenced against it, which remains undismissed for a period of ninety (90) days or more; or the Company by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver of or any trustee for it or any substantial part of any of its properties or shall suffer any such receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

         3.3 The Company shall breach any of the other material terms of this Note, or the material terms of the Security Agreement referred to below, and such breach shall continue for thirty (30) business days after written notice thereof has been given to the Company by the Holder.

 4.      SUBORDINATION

         4.1 The Company, for itself, its successors and assigns, covenants and agrees, and the Holder, by its acceptance of this Note, likewise covenants and agrees, that the payment of the principal of this Note is hereby expressly subordinated, to the extent and in the manner hereinafter in this Section 4 set forth, in right of payment, to the prior payment in full of all Senior Debt.

                  The term "Senior Debt" shall mean the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred or created:

                  (a) all indebtedness of the Company for money borrowed (including any indebtedness secured by a mortgage or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof);

                  (b) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities of the Company issued to any national bank, savings and loan association or similar institution which is supervised and examined by state or federal authority having supervision over any such institution, or to any institutional investor;

                  (c) all lease obligations of the Company which are capitalized on the books of the Company in accordance with generally accepted accounting principles;

                  (d) all indebtedness of others of the kinds described in either of the preceding clauses (a) or (b) and all lease obligations of others of the kind described in the preceding clause (c) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; and

                  (e) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a), (b) and (d) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (c) and (d);

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is subordinate to any other indebtedness of the Company or that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to this Note.

         4.2 Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise:

                  (a) all principal, premium, if any, and interest due upon all Senior Debt shall first be paid in full, or payment thereof provided for in money or money's worth, before the holder of this Note shall be entitled to receive any payment upon the principal of indebtedness evidenced by this Note;

                  (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Debt which may at the time be outstanding on terms not less favorable to the holder thereof than those of this Section) to which the holder of this Note would be entitled except for the provisions of this Section 4 shall be paid by the liquidating Company or agent or other person making such payment or distribution, whether a debtor in bankruptcy, a receiver or liquidating debtor or otherwise, directly to the holders of Senior Debt (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by each such holder), to the extent necessary to pay in full all Senior Debt remaining unpaid after giving effect to any prior or concurrent payment or distribution, or provision therefor, to the holders of Senior Debt on the Senior Debt; and

                  (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Debt which may at the time be outstanding on terms not less favorable to the holders thereof than those of this Section) shall be received by the holder of this Note before all Senior Debt is paid in full, or provisions made for its payment, such payment or distribution shall be paid over to holders of Senior Debt (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by such holder), for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, or provision made for its payment, after giving effect to any prior or concurrent payment or distribution to the holders of the Senior Debt on the Senior Debt.

         4.3 In the event and during the continuance of any default by the Company with respect to the payment of any Senior Debt when due (whether at a stated maturity date, upon acceleration or otherwise), no payment of principal or interest on this Note shall be made by the Company without the written consent of the holders of Senior Debt.

         4.4 Subject to the payment in full of all Senior Debt, the holder of this Note shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until the principal of and interest on this Note shall be paid in full. No such payments or distributions applicable to the Senior Debt shall, as between the Company, its creditors other than the holders of the Senior Debt, and the holder of this Note, be deemed to be a payment by the Company to or on account of this Note.

         4.5 The provisions of this Section 4 are solely for the purposes of defining the rights of the holder of this Note, on the one hand, relative to the rights of the holders of the Senior Debt, on the other hand, and nothing contained in this Section 4 or elsewhere in this Note is intended to or shall
(i) impair, as between the Company, its creditors other than the holders of the Senior Debt, and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder of this Note the principal of and interest on this Note, as and when the same shall become due and payable in accordance with the terms of this Note, or (ii) affect the rights of the holder of this Note relative to creditors of the Company other than the holders of the Senior Debt, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 4 of the holders of the Senior Debt in respect of assets of the Company received upon the exercise of any such remedy.

         4.6 Upon any payment or distribution of assets of the Company referred to in this Section 4, the holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or upon a certificate of the liquidating debtor or agent or other person making any distribution to the holder of this Note on this Note for the purpose of ascertaining the amount of the Senior Debt, the holders thereof, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 4.

 5.      MISCELLANEOUS.

         5.1 BINDING EFFECT. This Note shall be binding upon and inure to the benefit of the Holder hereof and its successors, heirs and assigns. This Note shall be binding upon the Company and any successor to the principal business interest of the Company, whether by merger or otherwise; provided that, in the event of a Change of Control of the Company, Company shall promptly notify Holder of such Change of Control and the Holder shall have the option, upon written notice to the Company received within ten (10) days of the Holder's receipt of the Company's notice of such Change of Control, to cancel this Note and receive a one-time payment of $250,000, such payment to be made within fifteen days of the receipt of such notice.

         A Change of Control shall be deemed to occur if (A) the Company sells, conveys, or otherwise disposes of all or substantially all of its assets or property or (B) a merger or consolidation of the Company or sale or other transfer of capital stock of the Company occurs, in each case, in one transaction or series of related transactions, resulting in more than fifty percent (50%) of the voting power of the Company or of the surviving or acquiring corporation, as the case may be, being held by persons or entities other than the persons or entities that beneficially held more than fifty percent (50%) of the voting power of the Company immediately prior to such sale, merger, consolidation or transfer.

         5.2 NOTICES. Any notice, request or other communication under this Note shall be given by hand delivery or by certified mail, postage prepaid,

         If to the Holder:

                  Visual Data Corporation
                  Attn: Chief Financial Officer
                  1291 SW 29th Avenue
                  Pompano Beach, FL  33069

         If to the Company:

                  CuraSpan, Inc.
                  Attn:  President
                  368 Hillside Avenue
                  Needham, MA  02494

or in either case to such other address as shall have been identified in writing in accordance with this Section 5.2.

         5.3 WAIVER OF DEMAND. Except as otherwise provided in Section 3.1 and
3.3 above, the Company waives presentment, demand, protest and notice of every kind in connection with the enforcement and collection of this Note.

         5.4 GOVERNING LAW. The execution, delivery and performance of this Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under the applicable principles of conflicts of law). Any dispute, controversy or claims arising out of or in connection with this Note or the performance hereof shall be determined and settled by binding arbitration before a single arbitrator who shall be selected by the Company and the Holder provided that if the parties have not selected an arbitrator within ten (10) days after written demand has been given either party hereto by the other party then the arbitrator shall be selected by the American Arbitration Association in accordance with its then effective Commercial Arbitration Rules (the "Rules"). The arbitration shall be conducted in accordance with the Rules. Any award rendered shall be final and conclusive upon the parties and judgment thereon may be entered in a court having competent jurisdiction hereunder. The arbitrator in any dispute which is determined by arbitration pursuant to this Section 5.4 shall be authorized to apportion the costs of arbitration, including attorneys' fees, as part of the award, taking into consideration which, if either, party is the prevailing party in such arbitration. All arbitration proceedings hereunder shall be held in Boston, Massachusetts.

         5.5 RIGHTS OF SETOFF. The Company may set-off against amounts owed hereunder any payments tendered by it which arise or result from or relate to any material breach of, or failure of Holder to perform, any of his representations and warranties, commitments, obligations, covenants or conditions set forth in the Asset Purchase Agreement executed of even date between the Holder and the Company.

         5.6 SECURITY AGREEMENT. This Note is secured by a certain Security Agreement of even date between the Company and the Holder.

         IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the day and year first written above.

                                                     CuraSpan, Inc.

                                                     By:
                                                        ------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------